SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under Rule 14a-12

Bank of South Carolina Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY MATERIAL OF
BANK OF SOUTH CAROLINA CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 9, 2013

To the Shareholders of Bank of South Carolina Corporation:

The Annual Meeting of Shareholders of Bank of South Carolina Corporation (the “Company”) will be held at The Bank of South Carolina, 256 Meeting Street Charleston, South Carolina, on Tuesday, April 9, 2013, at 2:00 p.m., for the following purposes:

1.	Elect Directors. To elect nineteen Directors of Bank of South Carolina Corporation to serve until the Company’s 2014 Annual Meeting of Shareholders;

2.
Advisory (Non-binding) Vote on Executive Compensation. To obtain a non-binding resolution approving the compensation paid to the Company’s named Executive Officers as disclosed pursuant to Item 402 Regulation S-K, including the Executive Compensation-Compensation Discussion and Analysis, Compensation Table and narrative discussion (Say on Pay);

3.
Advisory (Non-binding) Vote on Frequency of Voting on Say on Pay Proposal. To approve a non-binding resolution to determine whether Shareholders should vote on Say on Pay proposals every one, two, or three years (Say on Frequency);

4.
Ratify Independent Accountant. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Elliott Davis, LLC as independent certified public accounting firm for the year ended December 31, 2013;

5.	Other Business. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 1, 2013, will be entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

You may revoke your Proxy at any time prior to its exercise by written notice to the Company prior to the meeting or by attending the meeting personally and voting. The Board of Directors of the Company solicits the accompanying form of Proxy.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote as soon as possible through the Internet, by telephone or by signing, dating and mailing your proxy card in the envelope enclosed. Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on your proxy card.

By Order of the Board of Directors

/s/ Richard W. Hutson, Jr.
Richard W. Hutson, Jr., Secretary

February 28, 2013

BANK OF SOUTH CAROLINA CORPORATION
256 Meeting Street
Charleston, South Carolina 29401
_________________________________

PROXY STATEMENT

The Board of Directors of Bank of South Corporation are using this Proxy Statement to solicit Proxies from its Shareholders for the 2013 Annual Meeting of Shareholders. The Company is making this Proxy Statement and the enclosed form of Proxy available to its Shareholders on or about March 11, 2013.

The information provided in this Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. The Board encourages you to read it carefully.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

The Annual Meeting will be held as follows:
Date:	Tuesday, April 9, 2013
Time:	2:00 p.m. Eastern Standard Time
Place:	The Bank of South Carolina, 256 Meeting Street, Charleston, South Carolina

Matters to be Considered at the Annual Meeting

At the meeting you will be asked to consider and vote upon the following proposals:

Proposal 1:	To elect nineteen Directors of Bank of South Carolina Corporation to serve until the Company’s 2014 Annual Meeting of Shareholders.

Proposal 2:
To obtain a non-binding resolution approving the compensation paid to the Company’s named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation–Compensation Discussion and Analysis, Compensation table and narrative discussion (Say on Pay);

Proposal 3:	To approve a non-binding resolution to determine whether Shareholders should vote on Say on Pay proposals every one, two, or three years (Say on Frequency);

Proposal 4:	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Elliott Davis, LLC independent public accounting firm for the year ended December 31, 2013.

Proposal 5:	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
  FOR THE SHAREHOLDERS’ MEETING TO BE HELD APRIL 9, 2013

This Proxy Statement (providing important information for the Annual Meeting) and the Company’s Annual Report (which includes its Annual Report on Form 10-K as filed with the Securities and Exchange Commission) accompany this Notice. The Proxy Statement and 2012 Annual Report to Shareholders are available at http://www.banksc.com and at http://www.proxyvote.com.

Who is Entitled to Vote?

The Board of Directors of the Company has fixed the close of business on March 1, 2013, as the record date for Shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. Only holders of record of Bank of South Carolina Corporation’s Common Stock on that date are entitled to notice of and to vote at the Annual Meeting. Each Shareholder is entitled to one vote for each share of Bank of South Carolina Corporation Common Stock that the Shareholder owns; provided, however, that the Shareholders have cumulative voting rights for the election of Directors. The right to cumulate votes means that the Shareholders are entitled to multiply the number of votes they are entitled to cast by the number of Directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. On March 1, 2013, there were 4,446,239 shares of Bank of South Carolina Corporation’s Common Stock outstanding and entitled to vote at the Annual Meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all Shareholders of record on the voting record date an opportunity to vote on matters scheduled for the Annual Meeting and described in these materials. You are a Shareholder of record if your shares of Bank of South Carolina Corporation Common Stock are held in your name. If you are a beneficial owner of Bank of South Carolina Corporation Common Stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Bank of South Carolina Corporation Common Stock can only be voted if the Shareholder is present in person or by Proxy at the Annual Meeting. To ensure your representation at the Annual Meeting, the Board recommends that you vote by Proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting if you are a Shareholder of record.

Voting instructions are included in this material. Shares of Bank of South Carolina Corporation Common Stock represented by properly executed Proxies will be voted by the individuals named on the Proxy (selected by The Board of Directors) in accordance with the Shareholder’s instructions. Where properly executed Proxies are returned with no specific instructions as how to vote at the Annual Meeting, the persons named in the Proxy will vote the shares “For” the proposals as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed Proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.

As a Shareholder of Bank of South Carolina Corporation Common Stock, you may receive more than one Proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate Proxy cards to vote.

What if My Shares Are Held in Street Name?

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Director Nominees, for the approval of the Say on Pay proposal, and the Say on frequency proposal. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors or on executive compensation matters, your bank or broker was allowed to vote those shares on your behalf in the election of Directors and on executive compensation matters as they deemed appropriate. Changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of Directors and on executive compensation matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of Directors, on Say on Pay proposal, or in the Say on Frequency proposal, no votes will be cast on your behalf.

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from the record holder of your shares, are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Annual Meeting, you will have to get a written Proxy in your name from the broker, bank or other nominee who holds your shares.

The solicitation of Proxies on behalf of the Board of Directors is conducted by Directors, officers and regular employees of the Company and its wholly owned subsidiary, The Bank of South Carolina (the “Bank”), at no additional compensation over regular salaries. The cost of printing and mailing of all Proxy materials has been paid by the Company. Brokers and others involved in handling and forwarding the Proxy materials to their customers having beneficial interests in the stock of the Company registered in the names of Nominees will be reimbursed for their reasonable expenses in doing so.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by Proxy, of at least a majority of the shares of Bank of South Carolina Common Stock entitled to vote at the Annual Meeting as of the record date shall constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the Shareholders present or represented by Proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.

Will Cumulative Voting Apply for the Election of Directors?

The solicitation of Proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes.

May I Revoke My Proxy?

Any Shareholder executing a Proxy for the meeting on the Proxy Form provided may revoke the Proxy in writing delivered to the President of the Company prior to the meeting or by attending the meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of March 1, 2013, the voting record date, information regarding share ownership of:

•	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Bank of South Carolina Corporation’s Common Stock;
•	each non-employee Director (including Director nominees) of Bank of South Carolina Corporation; and
•	each employee Director (including Director nominees) of Bank of South Carolina Corporation

Persons and groups who beneficially own more than five percent of Bank of South Carolina Corporation’s Common Stock are required to file with the SEC, and provide a copy to the Company, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934. To the extent known to the Board of Directors of the Company, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Bank of South Carolina Corporation Common Stock as of the close of business on the voting record date, March 1, 2013.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Act, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership over which shares the persons named in the table may possess voting and/or investment power.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Hugh C. Lane, Jr. (1) 30 Church Street Charleston, SC 29401	458,166 (2)	10.30%
Common Stock	The Bank of South Carolina Employee Stock Ownership Plan and Trust (“the ESOP”) 256 Meeting Street Charleston, SC 29401	269,234(3)	6.06%
______________________________

(1)
To the extent known to the Board of Directors, Beverly G. Jost, Kathleen L. Schenck, Charles G. Lane and Hugh C. Lane Jr., collectively, have beneficial ownership of 644,550 shares or 14.50% of the outstanding shares. As more fully described in the following footnotes, Hugh C. Lane, Jr. is the only one of the above who has a beneficial ownership interest in more than 5% percent of the Company’s Common Stock. Hugh C. Lane, Jr. disclaims any beneficial interest in those shares in which other members of his family have a beneficial interest other than those shares his wife owns directly and those for which he serves as Trustee or she serves as custodian (as more fully described in the following footnote).

(2)
To the extent known to the Board of Directors, Hugh C. Lane, Jr., Chairman of the Board of Directors of the Bank and the Company, directly owns and has sole voting and investment power with respect to 268,792 shares; as Trustee for one trust accounts holding an aggregate of 27,429 shares, he has sole voting and investment power with respect to such shares; as a Trustee for the Mills Bee Lane Memorial Foundation, he has shared voting and investment power with respect to 10,814 shares; he is indirectly beneficial owner of 14,040 shares owned by his wife, 106,173 shares held by him for an emancipated son, and 30,918 shares owned by the ESOP in which he has a vested interest. All of the shares beneficially owned by Hugh C. Lane, Jr. are currently owned. Hugh C. Lane, Jr. has had beneficial ownership of more than 5% of the Bank’s Common Stock since October 23, 1986, and more than 10% since November 16, 1988.

(3)
The Trustees of the ESOP, David R. Schools, a Director of the Bank and the Company, Fleetwood S. Hassell, President/Chief Executive Officer and Director of the Bank and Company, Sheryl G. Sharry, Chief Financial Officer/ Executive Vice President and Director of the Bank and the Company and Hugh C. Lane, Jr., Chairman of the Board of Directors of the Bank and the Company, disclaim beneficial ownership of the 269,234 shares owned by the ESOP with all shares allocated to members of the Plan each of whom under the terms of the Plan has the right to direct the Trustees as to the manner in which voting rights are to be exercised.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officer Directors
Common Stock	Fleetwood S. Hassell 30 New Street Charleston, SC 29401	79,846(1)	1.80%
Common Stock	Hugh C. Lane, Jr. 30 Church Street Charleston, SC 29401	458,166(1)	10.30%
Common Stock	Sheryl G. Sharry 1550 Kentwood Drive James Island, SC 29412	66,147(1)	1.49%
Common Stock	Douglas H. Sass 26 Gadsden Street Charleston, SC 29401	18,253(1)	.41%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Non-Employee Directors and Nominees
Common Stock	David W. Bunch 6605 Seewee Road Awendaw, SC 29429	1,351.03%
Common Stock	Graham M. Eubank, Jr. 791 Navigators Run Mt. Pleasant, SC 29464	861.02%
Common Stock	Elizabeth M. Hagood 46 South Battery Charleston, SC 29401	—	—
Common Stock	Glen B. Haynes, DVM 101 Drayton Drive Summerville, SC 29483	5,203.12%
Common Stock	William L. Hiott, Jr. 1831 Capri Drive Charleston, SC 29407	172,193(1)	3.87%
Common Stock	Katherine M. Huger 1 Bishop Gadsden Way, C-17 Charleston, SC 29412	10,804(1)	.24%
Common Stock	Richard W. Hutson, Jr. 124 Tradd Street Charleston, SC 29401	5,977.13%
Common Stock	Charles G. Lane 10 Gillon Street Charleston, SC 29401	157,164(1)	3.55%
Common Stock	Louise J. Maybank 8 Meeting Street Charleston, SC 29401	50,332(1)	1.13%
Common Stock	Dr. Linda J. Bradley McKee, CPA 3401 Waterway Blvd. Isle of Palms, SC 29451	947.02%
Common Stock	Alan I. Nussbaum, MD 37 Rebellion Road Charleston, SC 29407	863.02%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Non-Employee Directors and Nominees (Continued)
Common Stock	Edmund Rhett, Jr. MD 17 Country Club Drive Charleston, SC 29412	4,460(1)	.10%
Common Stock	Malcolm M. Rhodes, MD 7 Guerard Road Charleston, SC 29407	3,065.07%
Common Stock	David R. Schools 317 Coinbow Drive Mount Pleasant, SC 29464	4,460(1)	.10%
Common Stock	Steve D. Swanson 615 Pitt Street Mount Pleasant, SC 29464	7,226.16%
Common Stock	All Directors, Nominees, and Executive Officers as a group (19 persons)	1,033,566	23.46%
___________________________
(1)
To the extent known to the Board of Directors, each of the following Directors and nominees for election as Director (each of whom directly owns and has sole voting and investment power of all shares beneficially owned by him or her except as set forth in this footnote) indirectly owns the following number of shares: Fleetwood S. Hassell – an aggregate of 11,708 shares owned by his wife, owned by a non-emancipated son, held by him as a co-Trustee with Charles G. Lane for the children of Hugh C. Lane, Jr., and 30,032 shares owned by the ESOP, in which he has a vested interest; Hugh C. Lane, Jr. - an aggregate of 158,456 shares owned by his wife, owned by a non-emancipated son, held by him as Trustee for the Beverly Glover Lane Trust, held by him as a Trustee of Mills Bee Lane Memorial Foundation, and 30,918 shares owned by the ESOP in which he has a vested interest; Sheryl G. Sharry 29,468 shares owned by the ESOP, in which she has a vested interest; Douglas H. Sass 12,021 shares owned by the ESOP in which he has a vested interest; William L. Hiott, Jr. - an aggregate of 8,855 shares directly owned by his wife; Katherine M. Huger - 804 shares owned by her husband; Charles G. Lane - an aggregate of 18,691 shares owned by his wife, held by him as a co-Trustee with Fleetwood S. Hassell for the children of Hugh C. Lane, Jr., and held by him as a Trustee of Mills Bee Lane Memorial Foundation; Louise J. Maybank – 17,991 shares held by her as a co-Trustee for a Family Charitable Trust; Edmund Rhett, Jr., MD - 831 shares owned by his wife; David R. Schools – 4,026 shares owned by his wife. All such indirectly owned shares are included in the totals of the number of shares set forth in the above table and beneficially owned by the Directors and nominees.

Equity Compensation Plan Information
The following table summarizes the total outstanding options and the weighted-average exercise price of the Company’s equity compensation Plan as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans 1
1998 Omnibus Stock Incentive Plan approved by Shareholders 2	36,717	$13.44	—
2010 Omnibus Stock Incentive Plan approved by Shareholders3	137,750	10.60	162,250

Total	174,467	$11.20	162,250

1
In accordance with the 1998 Omnibus Stock Incentive Plan, options are no longer granted under this Plan.  This Plan expired April 14, 2008.  Options granted before this date shall remain valid in accordance with their terms.  There are options to purchase 7,292 shares that will expire on May 15, 2013, if not exercised.

2
The number of securities to be issued upon exercise of the outstanding options represents the total outstanding options under the 1998 Omnibus Stock Incentive Plan.  As per the agreement the above options shall remain valid in accordance with their terms.

3
The 2010 Omnibus Stock Incentive Plan was approved by the Shareholders at the 2010 Annual Meeting. There were 300,000 shares reserved under this Plan.  On September 24, 2010, options for 33,000 shares were granted to 21 employees (other than Executive Officers) with options for 750 shares forfeited with the resignation of one employee in 2010. On March 24, 2011, options for 5,000 shares were granted to 1 employee and on June 23, 2011, options for 96,000 shares were granted to 22 employees including Sheryl G. Sharry, and Fleetwood S. Hassell, who received options for 10,000 shares, and Douglas H. Sass who received options for 5,000 shares, all of whom are Executive Officers. During the year ended December 31, 2011, options for 5,750 shares were forfeited with the resignation of 2 employees. On June 28, 2012, options for 9,000 shares were granted to 5 employees including Douglas H. Sass, an Executive Officer who received options for 5,000 shares.   In addition, options for 2,500 shares were granted to 1 employee on September 24, 2012.  During the year ended December 31, 2012 options for 4,000 shares were forfeited (1,250 had been issued under the 2010 Plan) with the resignation of 3 employees.

PROPOSAL 1: TO ELECT NINETEEN DIRECTORS OF BANK OF SOUTH CAROLINA CORPORATION TO SERVE UNTIL THE COMPANY’S 2014 ANNUAL MEETING OF SHAREHOLDERS.

The Board of Directors proposes that the 19 nominees described below be elected for a new term expiring at the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All nominees except, Douglas H. Sass and Elizabeth M. Hagood, are currently members of the Board.

Each of the nominees has consented to be named as a nominee. If any of them should become unavailable to serve as a Director (which is not now expected), the Board may designate a substitute nominee.

The Board of Directors believes that it is necessary for each of the Company’s Directors to possess many qualities and skills. When searching for new candidates, the Nominating Committee (Corporate Governance Committee) considers the evolving needs of the Board of Directors and searches for candidates that fill any current or anticipated future gap. The Board of Directors also believes that all Directors must possess a considerable amount of business management (such as experience as a Chief Executive Officer or Chief Financial Officer) and educational experience. The Nominating Committee first considers management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing Shareholder value when considering Director candidates. The Nominating Committee focuses on issues of diversity, such as diversity in gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating Committee does not have a formal policy with respect to diversity; however the Board of Directors and the Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board of Directors are also considered.

All Board members bring to the Board of Directors a wealth of leadership experience derived form their extensive business and Board experiences. The process undertaken by the Nominating Committee in recommending qualified Director candidates is described below under “Corporate Governance-Director Nomination Process” (see pages 17 -20 of this Proxy Statement). Certain individual qualifications and skills of our Directors that contribute to the Board of Directors effectiveness as a whole are described in the following paragraphs.

The name of each Nominee designated by the Board of Directors of the Company for election as a Director of the Company and certain information provided by such Nominee to the Company are set forth in the table below. Five of the current Nominees served as initial Directors of the Bank from October 22, 1986, when the Bank’s charter was issued until the first Annual Meeting of Shareholders on April 14, 1987, and were elected to serve a one year term at such Annual Meeting. All of the above five Directors of the Bank were elected to serve one-year terms at subsequent Annual Meetings. All of the above five Directors of the Bank were elected Directors of the Company upon its organization in 1995. Alan I. Nussbaum, MD and Edmund Rhett, Jr., MD, were first elected as Directors of the Company during 1999. Dr. Linda J. Bradley McKee, CPA was first elected as a Director of the Company during 2002. They were all re-elected as Directors of the Company to serve one year terms at subsequent Annual Meetings. Graham M. Eubank, Jr., Richard W. Hutson, Jr. and Malcolm M. Rhodes, MD were elected pursuant to the By-Laws of the Company on December 16, 2004, and were elected to serve one year terms at subsequent Annual Meetings. Fleetwood S. Hassell was first elected by the Shareholders on April 11, 2006 at the Annual Meeting, and was elected to serve one year terms at subsequent Annual Meetings. Glen B. Haynes, DVM was first elected by the Shareholders on April 10, 2007, at the Annual Meeting and was elected to serve a one year term at subsequent Annual Meetings. David W. Bunch and David R. Schools were first elected by the Shareholders on April 14, 2009, at the Annual Meeting and were elected to serve a one year term at subsequent Annual Meetings. Sheryl G. Sharry, an Executive Officer was first elected by the Shareholders on April 13, 2010, and was elected to serve a one year term at subsequent Annual Meetings. Steve D. Swanson served on the Board from 2002 to 2007. He resigned from the Board of Directors in 2007, due to restrictions placed on him by a covenant as the result of the sale of his business. These restrictions being no longer applicable, Mr. Swanson was re-elected by the Shareholders on April 12, 2011.

Douglas H. Sass, an Executive Officer, and Elizabeth M. Hagood were recommended for nomination by the Nominating Committee of the Board of Directors. This recommendation was approved by the Board of Directors on December 20, 2012 and will be voted on at the 2013 Annual Meeting.

The names of the nominees along with their present positions, principal occupations and Directorships held during the past five years, their ages and the year first elected as a Director, are set forth below.

Executive Officer Directors and Nominees
Fleetwood S. Hassell	Age 53	First elected to the Board 2006
Mr. Hassell has been with The Bank of South Carolina since its organization in 1986. He began as an Assistant Vice President for commercial lending and business development. Mr. Hassell held the position of Vice President and Senior Vice President Executive Vice President and Senior Lender. Effective April 11, 2012 Mr. Hassell was elected President/Chief Executive Officer. Born and raised in Charleston, SC, Mr. Hassell graduated from Porter Gaud High School and earned a BS and MBA from the University of South Carolina School of Business. Mr. Hassell began his banking career in 1983 as a management trainee at the Citizens and Southern National Bank of South Carolina. He was elected to the Board of Directors of the Bank of South Carolina and its parent Company in 2006. In addition to serving on the Board of the Bank and the Company, Mr. Hassell has served on the Boards of the Kidney Foundation, Crime Stoppers, Atlantic Coast Conservation Association, Trident Tech Foundation, Charleston Breakfast Rotary Club (President), Charleston Day School (Treasurer), Porter Gaud School Alumni, the Preservation Society, and South Carolina Bankers Association. In January 2012, Mr. Hassell was appointed to the South Carolina State Board of Financial Institutions.

Given Mr. Hassell’s experience in banking, his strong background in commercial lending and business development and his current participation and contributions made to the Board of Directors and its committees, the Nominating Committee recommended his re-election to the Board.

Hugh C. Lane, Jr.	Age 65	First elected to the Board 1995
Mr. Lane, brother of Charles G. Lane, has been with The Bank of South Carolina since its organization in 1986. He served as President/Chief Executive Officer of the Bank from 1986 and of the Company from 1995. On April 11, 2012 he announced his retirement as President/Chief Executive Officer. He has served as Chairman of the Board of Directors of The Bank of South Carolina since its organization in 1986, and Chairman of the Board of Directors of Bank of South Carolina Corporation since its organization in 1995. Mr. Lane was born in Charleston, SC. He graduated from Choate School in Wallingford, Connecticut and earned a BA in economics from the University of Pennsylvania. Mr. Lane began his banking career at Citizens and Southern National Bank of Georgia in Atlanta. His banking career also included working in the Bond, Leasing and International Departments at the Chemical Bank in New York, City Executive of Citizens and Southern National Bank, Sumter South Carolina, and Executive Vice President, heading the Citizens and Southern National Bank’s Southern Region. Mr. Lane also served on the Board of Directors of Citizens and Southern National Bank of South Carolina for 14 years. Mr. Lane serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. In addition to his responsibilities at The Bank of South Carolina, Mr. Lane has served as a member of the Advisory Committee for the ACE Basin National Estuarine Research Reserve System and is currently Chairman of the Charleston County Conservation Bank Board. He is a Trustee and past Chairman of the Belle W. Baruch Foundation, Trustee and past Chairman of the Board at Wofford College, past Chairman of South Carolina Independent Colleges & Universities, Trustee and past President of Charleston Museum, past Co-Chairman of the Community Relations Committee, past member of Advisory Committee for the Storm Eye Institute of the Medical University of South Carolina, and past member of the Board of Trident Urban League. He has been the recipient of Honorary Doctorates from Southern University and The Citadel. He has also received the “Distinguished Citizen Award” from Wofford College National Alumni Council, the Avery Citizenship Award for outstanding community service, the Joseph P. Riley Leadership Award, and the Order of the Palmetto presented by the Governor of South Carolina.

The Nominating Committee has recommended the re-election of Hugh C. Lane, Jr. to the Board of Directors based on his background in economics, banking experience, knowledge of the financials of the Company, and his strong commitment to the local community. In addition the Committee considered his current contribution to the Board and his continued devotion to serving the Shareholders of the Company.

Sheryl G. Sharry	Age 58	First elected to the Board 2010
Mrs. Sharry has been with The Bank of South Carolina since its organization in 1986. She has served as Assistant Vice President – Operations Department, Vice President – Operations & Technology, Senior Vice President – Operations & Technology, and is currently Chief Financial Officer/ Executive Vice President. Mrs. Sharry serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Ownership Plan and Trust. Mrs. Sharry became a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation in 2010. Mrs. Sharry has lived in South Carolina for 49 years. She is a graduate of the College of Charleston, South Carolina Bankers School, and the School of Bank Investments and Financial Management. Mrs. Sharry started her banking career at Citizens and Southern National Bank of South Carolina where she served as Utility Staff, CSR, teller and CSR trainer, and Operations Officer-Internal Operations Department. Mrs. Sharry has attended classes covering Network Security and Administration, Administration of the Bank’s core software, ITI; Information Technology Risk Assessment, Internet Banking Compliance, Cyber Crime, Liquidity Contingency Planning, Asset Liability Management and Interest Rate Risk, Budgeting and Forecasting, Bank Insurance, Stress Testing, and Income Tax Issues. In 2010 she attended an SEC Reporting Skills Workshop, in 2011 she completed The Darden/SNL Executive Program in Bank Financial Leadership, and in 2012 she attended as SEC Institute 10-K In Depth Workshop. She is Chairman of the South Carolina Bankers Association Disaster Recovery Committee and is a member of Financial Managers Society, and South Carolina InfraGard.

Sherry Sharry was recommended for election to the Board of Directors by the Nominating Committee based on her strong background in operations and technology of the Company, experience in banking, in-depth knowledge of the financials of the Company, and continued devotion to the success of the Company.

Douglas H. Sass	Age 55	Nominee
Mr. Sass joined The Bank of South Carolina (“the Bank”) in January 1994. He began his banking career in 1980 as management associate with Citizens and Southern National Bank of South Carolina. Over a ten year period he was promoted to Branch Manager and then Retail and Commercial Lender. He spent three years in the real estate appraisal business. Mr. Sass joined the Bank as a Commercial Lender and Business Development Officer and also oversaw implementation of its Real Estate Appraisal Review Program. He served as the Bank’s Security Officer, Appraisal Officer and CRA Officer before becoming Executive Vice President and Senior Lender in April of 2012. He is charged with overseeing the Bank’s Loan Department, Credit Department, Mortgage Origination Department and branch administration. Mr. Sass is a native of Charleston and a graduate of The Citadel with a degree in Business Administration. He is a graduate of the South Carolina Bankers School at the University of South Carolina and The Graduate School of Bank Management at the University of Virginia. Mr. Sass has served on various committees of the South Carolina Bankers Association, is currently on the Boards of the Charleston Museum and Tri-County Family Ministries, and is active in various civic organizations.

Given Mr. Sass’s experience in banking, his strong background in commercial lending and business development and his continued devotion to the success of the Company, the Nominating Committee recommended his election to the Board.

Non-Employee Directors and Nominees
David W. Bunch	Age 62	First elected to the Board 2009
Mr. Bunch has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2009. He was born in Charleston, South Carolina and graduated from North Charleston High School and Clemson University. In addition, Mr. Bunch attended a South Carolina Bankers School program specific for bank Directors. He has been employed by XO Bunch Organizations since 1973, serving as President, Hughes Motors, Inc.; Vice-President, Bunch Leasing Co.; Vice-President, Florence Truck Center, Inc.; Partner, Bunch Truck & Equipment, LLC; Partner, Bunch & Sons-Real Estate; Managing member, Wando Properties, LLC; and President, Double D Leasing Co., Inc. In addition to serving on Board of Directors of the Bank of South Carolina Corporation and The Bank of South Carolina, Mr. Bunch served as Board member of South Carolina Federal Savings Bank. He is a past President of the Rotary Club of North Charleston, a Paul Harris Fellow of the Rotary Club of North Charleston, a member of South Carolina Trucking Association, a member of the Executive Association of Greater Charleston, and a member of North Charleston United Methodist Church.

The Nominating Committee has recommended the re-election of David Bunch to the Board of Directors based on his strong knowledge of business including successfully starting and running several companies, his participation on the Loan Committee, and his service on various Boards with the Company and community.

Graham M. Eubank, Jr.	Age 45	First elected to the Board 2005
Mr. Eubank has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2005. He was born in Fayetteville, North Carolina and raised in Charleston, South Carolina. He attended private schools and received a BS in Management from Clemson University. He is also a graduate of the National Automobile Dealers Association Dealer Candidate Academy. In 1992, Mr. Eubank began working with his family’s business, Palmetto Ford, Inc., where he has held many positions including New Car Sales Manager, Used Car Sales Manager and Parts and Service Director. Currently Mr. Eubank is President and CEO of the Palmetto Car and Truck Group which is comprised of Ford, Lincoln, Mercury, Hyundai, Mama’s Used Cars and Quick Lane Auto and Tire Center. In addition to serving on the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation, Mr. Eubank has served on the Board of Carolina Ford Dealer Advertising Association, the Board of the East Cooper Rotary Club and the Board of The Boy Scouts of America. In addition he has served as President of the Trident New Car Dealers Association and President of the South Carolina Automobile Dealers Association.

Graham Eubank has been on the Board of Directors since 2005. He has served on various committees including the Audit Committee, Compensation Committee and the Nominating Committee. His background in business has been an asset to the current Board. For these reasons Mr. Eubank has been recommended for re-election to the Board of Directors by the Nominating Committee.

Elizabeth M. Hagood	Age 51	Nominee
Mrs. Hagood is currently the Executive Director of the Lowcountry Open Land Trust (since 2010), having initially served in this capacity as its first Executive Director 1989-1995. Mrs. Hagood moved to Charleston with her husband, Maybank, following their graduations from the Darden School of Business at the University of Virginia (MBA, 1989). Mrs. Hagood grew up in Charlotte, NC, graduated from St. Catherine’s School in Richmond, Virginia (1979) and from Davidson College (BA, 1983). Currently, Mrs. Hagood serves as a Trustee of Woodberry Forest School in Virginia and on the Vestry of St. Philip’s Church. In addition, she has recently served as a Trustee of Historic Charleston Foundation and the Episcopal Diocese of South Carolina, on the Board of Advisors of the Gaylord M. Donnelley Foundation, as chairman of the SC DHEC board, and as chairman of the Alumnae Board of St. Catherine’s School. Mrs. Hagood and her husband have three children ages 20, 18 and 16.

Elizabeth Hagood has been dedicated to her work as the Executive Director of the Lowcountry Open Land Trust showing great leadership and work ethic. The nominating Committee considered this work with the Lowcountry Open Land Trust as well as her experience serving as Trustee and Chairman of various boards, in recommending Mrs. Hagood to the Board of Directors.

Glen B. Haynes, DVM	Age 58	First elected to the Board 2007
Dr. Haynes has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2007. He was born in Charlottesville, Virginia and has lived in Summerville, South Carolina for 27 years. He is a graduate of Virginia Tech where he received a BS in Biology. He received a DVM from the University of Georgia and attended a South Carolina Bankers School program specific for bank Directors. In addition to serving on the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation, Dr. Haynes has served as President of the Summerville Rotary Club, President of Frances Willis SPCA, Chairman of the South Carolina Board of Veterinary Medical Examiners, and President of Trident Veterinary Medical Association. Dr. Haynes is a member of the American Veterinary Medical Association and a member of St. Paul’s Episcopal Church where he served on the vestry.

Dr. Haynes has been committed to the success of the Company, serving on the Audit and Loan Committees for several years. In recommending Dr. Haynes for re-election to the Board of Directors the Nominating Committee considered this experience as well as his strong ties to the Summerville community and his work ethic demonstrated in running his own practice.

William L. Hiott, Jr.	Age 68	First elected to the Board 1995
Mr. Hiott has been with The Bank of South Carolina since its organization in 1986. He served as Executive Vice President and Cashier of the Bank from 1986 until his retirement in April 2010. He also served as Executive Vice President and Treasurer of the Company from its organization in 1995 until retirement in April 2010. He has served on the Board of Directors of The Bank of South Carolina since its organization in 1986 and Bank of South Carolina Corporation since its organization in 1995. Mr. Hiott was born and raised in Colleton County, South Carolina where he graduated from Walterboro High School. He received a BS in Accounting from Charleston Southern University. He is a graduate of South Carolina Bankers School and a graduate of the University of Wisconsin’s Bank Administration Graduate School. Mr. Hiott began his banking career at Citizens and Southern National Bank of South Carolina where he held the position of Vice President of Operations. In addition to serving on the Board of the Bank and the Company, Mr. Hiott has served on the Boards of the Harry Hampton Memorial Wildlife Fund (Chairman), SC Nature Conservancy, and the Low Country Open Land Trust (Treasurer). He has also served on the SC Department of Natural Resources Marine Advisory Board (Vice-Chairman), DNR SC Governor’s Cup Advisory Board, DNR Waterfowl Advisory Board (Chairman), and the DNR Migratory Waterfowl Stamp Advisory Board (Chairman).

The Nominating Committee recommended Mr. Hiott for re-election to the Board of Directors based on his experience in banking, in-depth knowledge of the financials of the Company, his strong commitment to the local community, and his current contributions to the Board.

Katherine M. Huger	Age 71	First elected to the Board 1995
Mrs. Huger has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of the Bank of South Carolina Corporation since its organization in 1995. Born in Buffalo, New York, Mrs. Huger has lived in Charleston, South Carolina for 40 years. Mrs. Huger studied economics, international economic relations and international finance, receiving an AB degree from Bryn Mawr College, and MA and MALD degrees from The Fletcher School of Law and Diplomacy, Tufts University. Mrs. Huger served as an Assistant Professor of Economics at Charleston Southern University from 1972-2004. In addition to serving on the Board of the Bank and the Company, Mrs. Huger has served on the Boards of the Charleston Museum, the Charleston Horticulture Society, the Charleston Foreign Affairs Forum, and the Junior League of Charleston. Currently, she does various volunteer work including, the Gibbes Art Museum and Water Mission International, a non-profit organization serving needs in developing nations.

The Nominating Committee has recommended the re-election of Katherine Huger to the Board of Directors. The Committee recognized Mrs. Huger’s commitment to the success of the Company as shown by her 25 years of service as well as her willingness to serve on the Audit Committee, Loan Committee, and the Executive/Long-range Planning Committee. In addition, her extensive background in economics and finance and her community involvement were factors in the Committee’s recommendation.

Richard W. Hutson, Jr.	Age 55	First elected to the Board 2005
Mr. Hutson has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2005. Mr. Hutson was born and raised in Charleston, South Carolina. He majored in economics and received a BA from The University of the South. In addition to serving on the Board of the Bank and the Company, Mr. Hutson has served on the Boards of the SC Historical Society and the Historic Charleston Foundation. In addition, Mr. Hutson has served as President of the SC Historical Society. Mr. Hutson is the Manager of William M. Means Insurance Company.

Richard W. Hutson, Jr. has served on the Audit Committee and the Loan Committee. His experience on these committees, in addition to his business background in running a large insurance company, led the Nominating Committee to recommend Mr. Hutson for re-election to the Board. The Committee also considered his strong ties to the Charleston community and his experience of serving on other Boards.

Charles G. Lane	Age 58	First elected to the Board 1995
Mr. Lane has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of Bank of South Carolina Corporation since its organization in 1995. Mr. Lane was born and raised in Charleston, South Carolina. He is a graduate of Clemson University. Mr. Lane served on the Advisory Board of Citizens and Southern National Bank of Greenville, South Carolina. In addition, Mr. Lane served on the Boards of Ducks Unlimited, Delta Waterfowl, The Nature Conservancy, The Coastal Conservation League, The Donnelley Foundation, and the ACE Basin Task Force. Mr. Lane served as The First Chairman of the South Carolina Conservation Bank. Mr. Lane is a Managing Member of Holcombe, Fair and Lane, LLC, a commercial real estate company.

Charles G. Lane, brother of Hugh C. Lane, Jr., has been with the Company since its organization. He has served on the Executive Committee, the Long-range Planning Committee (currently Executive/Long-range Planning), and the Loan Committee. His has devoted 25 years to ensuring the success of the Company. His experiences in the real estate market and the local community have been valuable to the Board in its decision making. Based on these aspects the Nominating Committee has recommended the re-election of Charles Lane to the Board.

Louise J. Maybank	Age 74	First elected to the Board 1995
Mrs. Maybank has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of Bank of South Carolina Corporation since its organization in 1995. Born in Edgecombe County, North Carolina, Mrs. Maybank has lived in Charleston, South Carolina for 54 years. Mrs. Maybank is currently Chairman of the Charleston County Greenbelt Advisory Board. In addition she has served on the Board of Directors of the Lowcountry Open Land Trust, The Historic Charleston Foundation, the Coastal Community Foundation and the Junior League of Charleston. She also served on the City of Charleston’s Planning and Zoning Board and the Board of Adjustments. She served as a Trustee of Charleston Day School and Episcopal High School.

Louise J. Maybank has served on the Board of the Bank and the Company since their organization. She has served on the Planning Committee, Loan Committee and the Nominating Committee and has dedicated her time to ensuring the success of the Company. The Nominating Committee considered all of Mrs. Maybank’s service to the Company as well as her strong community involvement in recommending her for re-election to the Board.

Linda J. Bradley McKee, PhD, CPA,	Age 62	First elected to the Board 2002
Dr. McKee has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2002. Born in Hereford, Texas, Dr. McKee has lived in Charleston for 19 years. Dr. McKee earned a BS in Mathematics from the University of Texas at Arlington, a MS in Accounting from Texas Tech, and a PhD in Accounting from the University of North Texas. She is an Associate Professor of Accounting at the College of Charleston. In addition to serving on the Board of the Bank and the Company, she also served on the Board of Directors of Hospice of Colorado Springs. She served as President of the Charleston Estate Planning Council and Program Director of Charleston Tax Roundtable. Dr. McKee is a member of First Methodist Church. She is also a member of the following professional organizations: AICPA, American Accounting Association, Taxation Division of American Accounting Association, Charleston Estate Planning Council, and Charleston Tax Roundtable.

Dr. McKee is considered by the Board of Directors to be a financial expert under applicable guidelines of the Securities and Exchange Commission. She has an extensive background in accounting and taxation and has been an asset to the Board and the Audit Committee. For the above reasons the Nominating Committee has recommended Dr. McKee for re-election to the Board of Directors.

Alan I. Nussbaum, MD	Age 61	First elected to the Board 1999
Dr. Nussbaum has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 1999. Born and raised in Charleston, South Carolina, Dr. Nussbaum graduated from Porter Gaud High School. He received a BA from Johns Hopkins University and a MD from Harvard Medical School. Dr. Nussbaum completed his internship and residency in Internal Medicine at Duke University Medical Center. In addition, Dr. Nussbaum completed a Fellowship in Rheumatology and Immunology at the Medical University of South Carolina. He has practiced rheumatology in Charleston since 1982 and has served on the Board and as President of the Medical Society of South Carolina, the nonprofit physicians’ organization which is the majority owner of Roper St. Francis Health System. He has also served on the Board of Directors of the Roper St. Francis Health System and on the Board of Directors of Roper Hospital, completing a term as Chairman in 2011. Dr. Nussbaum has served on the Board of the Charleston County Concert Association, as President of Synagogue Emanu-El, and as a member of the Hebrew Orphan Society.

The Nominating Committee has recommended the re-election of Dr. Alan Nussbaum to the Board of Directors based on the commitment that he has made to the Board, the Executive Committee and the Audit Committee. In addition to having his own medical practice and serving on several Boards in the medical community, Dr. Nussbaum served as Chairman of the Audit Committee and is dedicated to the success of the Company.

Edmund Rhett, Jr., MD	Age 65	First elected to the Board 1999
Dr. Rhett has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 1999. Dr. Rhett was born in Charleston, SC and raised in Atlanta, Georgia. He has lived in the Charleston area for 34 years. Dr. Rhett received a BA from The University of the South and a MD from the Medical College of Georgia. He has a private gynecological practice, Rhett Women’s Center. Dr. Rhett has been on the Board of Directors of the Canterbury house for 29 years and has served as President of its Board for 17 years. In addition he has served on the Boards of both the East Cooper Regional Medical Center and Charleston Day School.

The Nominating Committee has recommended Dr. Rhett for election to the Board of Directors. Dr. Rhett has served on the Board since 1999. He has served on the Mount Pleasant local Advisory Board in addition to serving on the Nominating Committee, Audit Committee and the Investment Committee. He has a successful private gynecological practice and has committed 29 years to serving on the Board of the Canterbury House. His success in running his practice and his dedication to service of the local community was very important considerations in the Nominating Committee’s recommendation.

Malcolm M. Rhodes, MD	Age 54	First elected to the Board 2005
Dr. Rhodes has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2005. Born and raised in Charleston, South Carolina, Dr. Rhodes graduated from Porter Gaud High School. He received a BA from Duke University and a MD from the Medical University of South Carolina. He is a Fellow of the American Board of Pediatrics and has been a partner at Parkwood Pediatric Group since 1988. He is on the clinical faculty at MUSC and active staff at Roper and Bon-Secours St. Francis Hospitals, serving on the Credentials Committee. He and his wife own The Charleston Angler. In addition to serving on the Board of Directors of the Bank and the Company, Dr. Rhodes currently represents South Carolina on the Atlantic States Marine Fisheries Commission where he is Chairman of the Governor’s Appointees, and serves on the Executive Committee and Administrative Oversight Committee. He is Past Chairman of the Board of Trustees of Ashley Hall School and treasurer of the Carolina Gold Rice Foundation. He has served as a Trustee of Charleston Stage Company, Chairman of the Shad and River Herring Board and on the vestry of St. Philip’s Church where he is still actively involved.

The Nominating Committee has recommended the re-election of Dr. Rhodes to the Board of Directors based on the commitment that Dr. Rhodes has made to the Board and as Past Chairman of the Audit Committee. In addition the Nominating Committee also considered Dr. Rhodes’ knowledge of business including running a medical practice and serving on staff of several local hospitals. Dr. Rhodes is dedicated to the success of the Company.

David R. Schools	Age 54	First elected to the Board 2009
Mr. Schools has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2009. Born and raised in Charleston, South Carolina, Mr. Schools graduated from Porter Gaud High School. He received his Bachelor of Science Degree in Business Administration from the College of Charleston. In addition Mr. Schools completed the Cornell University Food Executive Program. Mr. Schools joined Piggly Wiggly Carolina/Greenbax Enterprises in 1984 and has served as the Manager of Training and Development, Director of Personnel, Vice President, Director of Human Resources and as Senior Vice President, Chief Operating Officer. Currently, Mr. Schools is President and CEO of the Piggly Wiggly Carolina/Greenbax Enterprises. In addition to serving on the Boards of the Bank and the Company, Mr. Schools is a member of the Board of Greenbax Enterprises, Inc. He also serves or has served on the Boards of various charitable, community, and civic organizations.

Given Mr. Schools significant background and extensive experience in the food and grocery industry and outstanding community involvement, Mr. Schools has been recommended by the Nominating Committee for re-election to the Board. The Nominating Committee also considered his contributions made to the Board and the Audit Committee.

Steve D. Swanson	Age 45	First elected to the Board 2002-2007 Re-elected 2011
Mr. Swanson is a Founder and Managing Partner at Eladian Partners, a multi-asset class trading firm built on sophisticated quantitative investment strategies, advanced predictive technology, and market micro-structure expertise. Prior to Eladian Partners, Mr. Swanson founded Automated Trading Desk (ATD), a pioneering electronic trading firm based in South Carolina. As President and CEO, Mr. Swanson grew the business from pure proprietary trading to creating a fully automated market maker servicing the broker-dealer community. After its acquisition by Citigroup in 2007, Mr. Swanson became responsible for global equity and option electronic trading operations.

Mr. Swanson serves on the Board of the College of Charleston Foundation, the College of Charleston School of Business Board, and on the Honors College Advisory Board. He is a past chairman of the NASDAQ Quality of Markets Committee, and a past member of the SIFMA Trading and Markets Committee. Prior to the acquisition of ATD, Mr. Swanson served on the Board of Trustees at Ashley Hall as well as The Bank of South Carolina and the Bank of South Carolina Corporation.

No Director or Executive Officer was involved in any legal proceedings, nor have any members been convicted in criminal proceedings in the past 10 years. In addition there are no pending legal proceedings against any Executive Officer or Director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

Bank of South Carolina Corporation’s Board of Directors conducts its business through Board meetings and through its committees. Hugh C. Lane, Jr. presently serves as Chairman of the Board of Directors. The Board of Directors of the Company held 8 meetings (including all regularly scheduled and special meetings) during the year ended December 31, 2012. No Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which they served.

Board Leadership Structure

The Board believes that Hugh C. Lane, Jr., is best situated to serve as Chairman because he is the Director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

Independent Directors and management have different perspectives and roles in strategy development. The Company’s independent Directors bring experience, oversight and expertise from outside the Company and industry, while Hugh C. Lane, Jr., brings Company-specific experience and expertise. The Board believes that the combined experience as Chairman of the Board and past President/Chief Executive Officer promotes strategy development and executions, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of the Chairman of the Board and an Independent Lead Director, having the duties described below, is in the best interest of stockholders as it provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

Alan I. Nussbaum, MD, an Independent Director was selected by the Board of Directors to serve as the Lead Director of all meetings of the non-management Directors held in Executive Session. Dr. Nussbaum has held this position since April 12, 2011. Non-management Directors of the Board are required to meet on a regular scheduled basis without the presence of management (IM-5605-2 NASDAQ Corporate Governance Rules). The Lead Director chairs these sessions.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees the management of financial risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, the Company hired Eugene H. Walpole, IV, CPA, CFSA, and CRMA, as Risk Manager to oversee internal controls of the Company.

Committees and Committee Charters

The Board has four committees: the Executive/Long-Range Planning Committee, the Compensation Committee, the Nominating Committee, and the Audit and Compliance Committee. Each Committee serves in a dual capacity as a Committee of the Company and the Bank.

The following table lists the membership of the standing committees of the Board of Directors.

Director	Audit/Compliance	Executive/Long-Range Planning	Compensation Committee	Nominating Committee
David W. Bunch
Graham M. Eubank, Jr.			X	X
Fleetwood S. Hassell		X
Glen B. Haynes, DVM	X
William L. Hiott, Jr.		X
Katherine M. Huger	X
Richard W. Hutson, Jr.	X
Charles G. Lane		X
Hugh C. Lane, Jr.		X
Louise J. Maybank		X		X
Dr. Linda J. Bradley McKee	X
Alan I. Nussbaum, MD		X	X
Edmund Rhett, Jr., MD		X		X
Malcolm M. Rhodes, MD
David R. Schools	X		X	X
Sheryl G. Sharry		X
Steve D. Swanson

The Audit and Compliance Committee (the “Audit Committee”) members are appointed and approved by the Board of Directors, annually. The Audit Committee is to be comprised of not less than 4 members of the Board of Directors or such larger number as approved by the Board of Directors. During 2012, the Audit Committee held 5 meetings. Members are considered to be independent of the Company under applicable rules and regulations, including Rule 4200(a) (15) of the National Association of Securities Dealers. The Board of Directors has determined that Linda J. Bradley McKee, PhD CPA, Chairman of the Audit Committee, qualifies as a financial expert under the applicable guidelines of the Securities and Exchange Act.

The Audit Committee operates under a written Charter adopted by the Board of Directors (attached as Exhibit A to the 2004 Proxy Statement). The Charter outlines the Committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts including; reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all examinations required by law are performed. The Charter may be amended by the Board of Directors at any time.

The Audit Committee recommends to the Board of Directors the appointment of the independent auditors for the next fiscal year, reviews and approves the auditors’ audit plan, and reviews with the independent auditors the results of the audit and management’s response.

The Executive/Long-Range Planning Committee consists of the President of the Company, Chairman of the Board, two Executive Officers and five designated Directors. Alan I. Nussbaum, MD an Independent Director serves as Chairman of the Committee. During 2012, the Executive/long-Range Planning Committee held 3 meetings. In addition to long-range and strategic planning, the principal function of the Committee is to exercise all authority of the Board of Directors in the management and affairs of the Company and the Bank. In addition, the Committee acts on behalf of the entire Board of the Company between the regular Board Meetings.

The Compensation Committee consists of independent Directors of the Company. The function of the Compensation Committee is to recommend the compensation of Executive Officers to the Directors of the Company. The Compensation Committee does not use the services of a compensation consultant. The Committee reviews the salaries of individuals with similar positions at similar sized banks within South Carolina. The Compensation Committee met 2 times in 2012.

The Nominating Committee consists of independent Directors of the Company. The function of the Nominating Committee is to recommend a slate of proposed Directors to the Board of Directors of the Company. The Nominating Committee has adopted a written Charter. A copy of this Charter may be obtained at the Company’s internet website http://www.banksc.com. The Nominating Committee met 1 time during 2012.

Nominations, other than those made by the Nominating Committee of the Company, shall be made in writing and shall be delivered or mailed to the President of the Company not less than 14 days or no more than 50 days prior to any meeting of Shareholders calling for election of Directors; provided however, that if less than 21 days notice of the meeting is given to Shareholders, such nomination shall be mailed or delivered to the President of the Company not later than the close of business on the 7th day following the day on which the Notice of Meeting was mailed. Nominations not made according to these procedures will be disregarded.

The Nominating Committee has a policy with regard to consideration of any Director candidates recommended by security holders and that policy is to consider any and all such recommendations. The Nominating Committee has adopted specific minimum qualifications which the Nominating Committee believes must be met by a Nominee for a position on the Company’s Board of Directors. The qualifications include:

•	Nominee must be recognized as successful in such Nominee’s business or community efforts
•	have a recognized reputation for honesty and integrity
•	have demonstrated a commitment to the community in which the Company and its subsidiary Bank operates
•	have demonstrated in meetings with the Nominating Committee a commitment to the best interest of the Company, its subsidiary Bank, and their officers, Directors, employees and Shareholders

The Nominating Committee’s process for identifying and evaluating Nominees for Director of the Company and its subsidiary Bank, including Nominees recommended by security holders, is to investigate whether or not such Nominee meets the specific minimum qualifications adopted as a policy by the Nominating Committee through contacts the members of the Nominating Committee have in their community. There are no differences in the manner in which the Nominating Committee evaluates Nominees for Director whether the Nominee is recommended by a committee member or a security holder.

The Company does not utilize or pay a fee to any third party (compensation consultant) to evaluate Nominees for Director.

Director Independence: The Board is comprised of a majority (75%) of Independent Directors in compliance with SEC and NASDAQ rules. All members of the Audit Committee, the Compensation Committee, and the Nominating Committee are independent pursuant to SEC and NASDAQ rules. The members of these committees do not have any relationship to The Bank of South Carolina or Bank of South Carolina Corporation that may interfere with the exercise of their independence from management. None of the members of these committees are current or former Officers or employees of The Bank of South Carolina or Bank of South Carolina Corporation. All members of the Board are independent except Hugh C. Lane, Jr., Chairman of the Board, Sheryl G. Sharry, Chief Financial Officer/Executive Vice President, Fleetwood S. Hassell, President/Chief Executive Officer, William L. Hiott, Jr., retired Executive Vice President/Treasurer, and Charles G. Lane, brother of Hugh C. Lane. Douglas H. Sass, current nominee for the Board of Directors, is an Executive Vice President of The Bank and the Company and will therefore not be considered independent, if elected.

Code of Business Conduct and Ethics: A Code of Ethics for officers, Directors and employees was attached to the 2004 10-KSB. The Code of Ethics requires the officers, Directors and employees to maintain the highest standards of professional ethical conduct. The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and procedures for promoting compliance with, and reporting violations of the Code.

Shareholder Communication with the Board of Directors: The Board of Directors has adopted a process by which security holders may send communications to the Board of Directors of the Company. That process is for any security holder to send a written communication to Fleetwood S. Hassell, President/Chief Executive Officer, Bank of South Carolina Corporation, 256 Meeting Street, Charleston, South Carolina 29401, or to fax such communication to Fleetwood S. Hassell, President/Chief Executive Officer, at (843) 724-1513. A security holder is free to address any communication to any Director at the address of such Director set forth in this Proxy Statement. Any communication from a security holder received by the President shall be sent to all Members of the Executive Committee and, if any member of the Executive Committee so directs, will be sent to all members of the Board of Directors.

In addition, any Shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing the following address:

Bank of South Carolina Corporation Audit Committee
c/o Dr. Linda J. Bradley McKee., Chairman
Bank of South Carolina Corporation
3401 Waterway Blvd.
Isle of Palms, SC 29451

Annual Meeting Attendance by Directors: Directors are expected to attend the Annual Meeting of Shareholders, but the Company does not have a formal policy regarding attendance.

Related Party Transactions: The Company entered into a rental contract with Holcombe, Fair and Lane, LLC. Charles G. Lane, Director of the Bank and the Corporation and brother of Hugh C. Lane, Chairman of the Board, is a Managing Member of Holcombe, Fair and Lane, LLC. The contract is a two year lease on office space at a rate of $2,095 a month. In addition, Sass, Herrin and Associates, Inc. an appraisal firm, is on the Company’s list of approved appraisal company’s. Herbert R. Sass, III, MAI, SRA, fifty percent owner of Sass, Herrin and Associates, Inc., is the brother of Douglas H. Sass, Executive Vice President. The Company does not have any other existing continuing contractual relationships with any Director, Nominee for election as Director or Executive Officer of the Company or the Bank, or any Shareholder owning, directly or indirectly, more than 5% of the shares of Common Stock of the Company, or any associate of the foregoing persons. Related party transactions have been and will continue to be made as any other ordinary business transaction using substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These transactions did not and will not involve more than the normal risk of collectability or present any other unfavorable features.

PROPOSAL 2: To provide advisory approval of the compensation of the named Executive Officers (Say on Pay).

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Shareholders of the Company to vote to approve, on a non-binding basis, the compensation of the Company’s named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission. Accordingly, the Board of Directors recommends that you approve the compensation of the Company’s named Executive Officers as described under Executive Compensation-Compensation Discussion and Analysis, the Compensation Table and narrative discussion in this Proxy Statement.

The Company seeks to align the interests of its named Executive Officers with the interests of its Shareholders. Therefore, the Company’s compensation programs are designed to reward the named Executive Officers for the achievement of strategic and operational goals and the achievement of increased Shareholder value, while at the same time avoid encouraging of unnecessary or excessive risk-taking. The Compensation Committee of the Board does not engage external compensation consultants to provide an independent and objective review of the Company’s compensation program for executive management or to offer recommendations on this compensation program. The Company believes that its compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interest of its Shareholders.

The proposal described below, commonly known as a “Say on Pay” proposal, gives you the opportunity to express your views regarding the compensation of the named Executive Officers by voting to approve or not approve such compensation as described in this Proxy Statement. This vote is advisory and will not be binding upon the Company, the Board or the Compensation Committee. However, the Company, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

The Board recommends that the Shareholders vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation - Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3:	To provide advisory approval for the frequency of the vote on compensation of the named Executive Officers (Say on Frequency)

The Dodd-Frank Act requires that the Company provide Shareholders with the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently the Company should consult the Shareholders through an advisory Say on Pay vote. Shareholders may indicate whether they would prefer that the Company conduct future Say on Pay votes every year, every two years or every three years. Shareholders also may abstain from casting a vote on this proposal.

The Board of Directors has determined that a Say on Pay vote that occurs once every three years is the most appropriate alternative for the Company and therefore the Board recommends that you vote in favor of conducting a Say on Pay vote every three years. The Board believes that a Say on Pay vote occurring every three years will provide our Shareholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of the long-term business results of the Company for the corresponding period, while avoiding an over-emphasis on short-term variations in compensation and business results. A Say on Pay vote occurring every three years will also permit Shareholders to observe and evaluate the effect of any changes to the executive compensation policies and practices of the Company that have occurred since the last advisory vote on executive compensation.

This vote is advisory, which means that is not binding on the Company, the Board of Directors and the Compensation Committee. The Company recognizes that the Shareholders may have different views as to the best approach and looks forward to hearing from the Shareholders as to their preferences on the frequency of the Say on Pay vote. The Board of Directors and Compensation Committee will carefully review the outcome of the frequency vote; however, when considering the frequency of future Say on Pay votes, the Board of Directors may decide that it is in the Company’s and the Shareholders’ long-term best interest to hold a Say on Pay vote more or less frequently than the frequency receiving the most votes cast by the Shareholders.

The proxy card provides Shareholders with the opportunity to choose among four options (holding the Say on Pay vote every year, every two years, every three years or abstain from voting). Shareholders are not being asked to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR SAY ON PAY VOTES.

DIRECTOR COMPENSATION

The following table sets forth the information regarding the compensation earned by each Director who served on the Board of Directors during the year ended December 31, 2012. The officers of the Company other than the Secretary do not receive payment for their participation on the Board or its Committees.

Transactions and Relations with Directors, Executive Officers, and their Associates and Affiliates of Directors

DIRECTOR COMPENSATION
NAME	FEES EARNED OR PAID IN CASH	TOTAL
David W. Bunch	$6,950	$6,950
Graham M. Eubank, Jr.	$4,650	$4,650
Fleetwood S. Hassell	—	—
Glen B. Haynes, DVM	$8,200	$8,200
William L. Hiott, Jr.	$6,900	$6,900
Katherine M. Huger	$6,900	$6,900
Richard W. Hutson, Jr.	$4,950	$4,950
Charles G. Lane, Jr.	$6,150	$6,150
Hugh C. Lane, Jr.	—	—
Louise J. Maybank	$6,450	$6,450
Dr. Linda J. Bradley McKee, CPA	$5,550	$5,550
Alan I. Nussbaum, MD	$6,600	$6,600
Edmund Rhett, Jr. MD	$6,300	$6,300
Malcolm M. Rhodes, MD	$5,700	$5,700
David R. Schools	$5,250	$5,250
Sheryl G. Sharry	—	—
Steve D. Swanson	$3,550	$3,550

Non-Executive-Officer Directors of the Company received $150.00 for each meeting of the Board of Directors of the Company attended and non-Executive-Officer Directors of the Bank received $300.00 for each meeting of the Board of Directors of the Bank attended and $150.00 for each Company or Bank Board Committee meeting attended.

Section 16A Beneficial Ownership Reporting Compliance

David R. Schools, Director of the Bank and the Company filed a Form 4 in an untimely manner.

Executive Compensation-Compensation Discussion and Analysis

This section discusses the Company’s compensation program, including how it relates to the Executive Officers named in the compensation tables which follow in this section. The Executive Officers of the Company and the Bank consist of:

•	Fleetwood S. Hassell, President/Chief Executive Officer, Director
•	Sheryl G. Sharry, Chief Financial Officer/Executive Vice President, Director
•	Hugh C. Lane, Jr., Chairman of the Board
•	Douglas H. Sass, Executive Vice President

Set forth below is an analysis of the objectives of the Company compensation program, the material compensation policy made under this program and the material factors that the Compensation Committee considers in making those decisions.

Overview of Compensation Program

The Compensation Committee of the Board of Directors, which consists solely of independent Directors, has the responsibility for developing, implementing and monitoring adherence to the Company’s compensation philosophies and program. David R. Schools, Fleetwood S. Hassell, Sheryl G. Sharry and Hugh C. Lane, Jr., currently serve as Plan Administrators and as Trustees for the Employee Stock Ownership Plan (ESOP). Any employee of the Bank is eligible to become a participant in the ESOP upon reaching 21 years of age and credited with one year of service (1,000 hours of service). The employee may enter the Plan on the January 1st that occurs nearest the date on which the employee first satisfies the age and service requirements described above. No contributions by employees are permitted. The amount and time of contributions to the Plan are at the sole discretion of the Board of Directors of the Bank. The contribution for all participants is based solely on each participant’s respective regular or base salary and wages paid by the Bank including commissions, bonuses and overtime, if any.

On April 14, 1998, the Shareholders approved the 1998 Omnibus Stock Incentive Plan. The plan was established to assist the Company in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and the Shareholders. This plan expired on April 14, 2008. The remaining outstanding options granted under this plan can still be exercised in accordance with the plan.

The Shareholders approved the 2010 Omnibus Stock Incentive Plan on April 13, 2010. Like the 1998 Plan, under the 2010 Plan any employee of the Company or the Bank is eligible to participate in the Plan if the Executive Committee, in its sole discretion, determines that such a person has contributed or can be expected to contribute to the profits or growth of the Company or the Bank. No member of the Committee may participate in this Plan during the time that his participation would prevent the Committee from being “disinterested” for purposes of the Securities and Exchange Commission Rule 16b-3.

The Company’s compensation program is based upon the following philosophies:

•	Preserve the financial strength, safety and soundness of the Company and the Bank;
•
Reward and retain key personnel by compensating them in the midpoint salary ranges at comparable financial institutions and making them eligible for the Employee Stock Ownership Plan and the Omnibus Stock Incentive Plans; and

•
Focus management on maximizing earnings while managing risk by maintaining high asset quality, managing interest rate risk within Board guidelines, emphasizing cost control, and maintaining appropriate levels of capital.

The Company’s primary forms of compensation for Executive Officers include base salary, the Employee Stock Ownership Plan, and the 1998 and 2010 Omnibus Stock Incentive Plan. The Company does not have an employment agreement with any officer or employee. The Company currently believes that the named Executive Officers receive sufficient compensation that employment agreements are not necessary to induce them to remain with the Company.

During the fiscal year ended December 31, 2012 the Company had no plans or arrangements pursuant to which any Executive Officer, Director or principal Shareholder received contingent remuneration or personal benefits other than the contingent remuneration and life, disability, dental and health insurance benefits. Life, disability, dental and health insurance benefits are available for all employees of the Bank who work at least 30 hours a week.

The Company does not have any agreement with its Executive Officers that provide for cash severance payments upon termination of employment or in connection with a change in control.

Base Salary

The Compensation Committee sets the base salary for the four Executive Officers. The Committee seeks to set a fair and reasonable compensation level by taking into account the influence of the market conditions, the Company’s performance, the individuals’ performance, and comparative salaries at similarly sized banks within South Carolina. The salary is reviewed annually. The Executive Officers annually review the performance of all other officers and employees. The Executive Officers take into account a combination of factors, including: competitive market salary, experience and tenure, breadth of responsibility, the individuals’ overall performance and the performance of the Company and the Bank.

Based on the outstanding performance of the Company for the year ended December 31, 2012, the Compensation Committee and the Board of Directors approved a $10,000 bonus for each of the Executive Officers. The bonus was approved and paid in December 2012.

The Compensation Committee recommended no increase in the Executive Officers Salaries for the year ending 2013.

The following table sets forth all remuneration paid during the years ended December 31, 2012, 2011, and 2010 by the Bank to the Chairman of the Board and the three Executive Officers of the Company and the Bank whose cash remuneration from the Bank exceeded $100,000.00 dollars for their services in all capacities. Such Executive Officers receive no compensation from the Company as Executive Officers or as Directors or in any other capacity. On April 10, 2012 Hugh C. Lane, Jr., announced his retirement as President/Chief Executive Officer of the Bank and the Company. At the request of the Board of Directors he will continue his role as Chairman of the Board. Also on that date, Fleetwood S. Hassell was named President/Chief Executive Officer and Douglas H. Sass was named Executive Vice President. The Compensation Committee recommended and the Board approved a $10,000 bonus for each of the Executive Officers for the year ended December 31, 2012. This increase as well as the increase for the promotions of Fleetwood S. Hassell and Douglas H. Sass, are reflected in the table below.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Hugh C. Lane, Jr., Chairman of the Board, Retired President and Chief Executive Officer	2012	$230,101.45	$100.00					$15,247.66	$245,449.11
	2011	$230,101.70	$100.00					$13,596.13	$243,797.83
	2010	$220,101.55	$100.00					$12,626.61	$232,828.16
Fleetwood S. Hassell President/Chief Executive Officer	2012	$182,184.75	$10,100					$12,204.70	$204,489.45
	2011	$165,101.54	$100.00					$9,755.44	$174,956.98
	2010	$155,101.39	$100.00					$4,610.75	$159,812.14
Sheryl G. Sharry Chief Financial Officer/Executive Vice President	2012	$157,301.45	$10,100					$10,624.49	$178,025.94
	2011	$147,301.46	$100.00					$8,703.68	$156,105.14
	2010	$137,364.25	$100.00					$7,876.60	$145,340.85
Douglas H. Sass, Executive Vice President	2012	$121,889.79	$10,100		5,000			$8,375.76	$140,365.55

1)
The Compensation Committee consisting of Graham M. Eubank, Jr., Alan I. Nussbaum, and David R. Schools compare salaries for similar positions at similar sized banks within South Carolina as well as the overall bank and individual performance. Once the salary levels are established by the Compensation Committee, the salaries are recommended to the Board of Directors for approval.

2)
The bonus consists of a $100 bonus presented to all employees at Christmas in 2012, 2011 and 2010. It also includes an additional $10,000 bonus to each of the Executive Officers recommended by the Compensation Committee and approved by the Board of Directors for the outstanding performance of the Company for the year ended December 31, 2012.

3)	The Company did not issue any stock to its Executive Officers during the years ended December 31, 2012, 2011 or 2010.
4)
The Company issued options to purchase 5,000 shares of stock to Douglas H. Sass on June 28, 2012 at $11.11 per share. On June 23, 2011, Fleetwood S. Hassell and Sheryl G. Sharry were issued options to purchase 10,000 shares of stock and Douglas H. Sass received options to purchase 5,000 shares of stock at $10.42 per share.

5)
On November 2, 1989, the Bank adopted an Employee Stock Ownership Plan and Trust Agreement (the “Plan”) to provide retirement benefits to eligible employees for long and faithful service. The other compensation represents the amount contributed to the Bank’s ESOP. (See table and discussion below for other compensation.)

6)	Douglas H. Sass was promoted to Executive Vice President on April 10, 2012.

The median salary for all employees other than the Executive Officers was $48,201.48.

All Other Compensation

The Following table sets forth details of “All Other Compensation” as presented above in the Summary Compensation Table.

Name	Employee Stock Ownership Plan	Total
Hugh C. Lane, Jr.	15,247.66	15,247.66
Fleetwood S. Hassell	12,204.70	12,204.70
Sheryl G. Sharry	10,624.49	10,624.49
Douglas H. Sass	8,375.76	8,375.76

Any employee of the Bank is eligible to become a participant in the ESOP upon reaching 21 years of age and credited with one year of service (1,000 hours of service). The employee may enter the Plan on the January 1st that occurs nearest the date on which the employee first satisfies the age and service requirements described above. No contributions by employees are permitted. The amount and time of contributions are at the sole discretion of the Board of Directors of the Bank. The contribution for all participants is based solely on each participant’s respective regular or base salary and wages paid by the Bank including commissions, bonuses and overtime, if any.

A participant becomes vested in the ESOP based upon the employee’s credited years of service. The vesting schedule is as follows;

•	1 Year of Service	0% Vested
•	2 Years of Service	25% Vested
•	3 Years of Service	50% Vested
•	4 Years of Service	75% Vested
•	5 Years of Service	100% Vested

The Plan became effective as of January 1, 1989, was amended effective January 1, 2007, and approved by the Board of Directors on January 18, 2007. This amendment was made to comply with the Pension Protection Act of 2006. Periodically the Internal Revenue Service “IRS” requires a restatement of a qualified retirement plan to ensure that the plan document includes provisions required by legislative and regulatory changes made since the last restatement. There have been no substantive changes to the plan. The Board of Directors approved a restated plan, on January 26, 2012 (incorporated as Exhibit 10.5 in the 2011 10-K). The Plan has been submitted to the IRS for approval and at the time of this filing, the Company has received an acknowledgement letter from the IRS but has not received a determination letter.

The Board of Directors of the Bank approved the contribution of $285,000 to the ESOP for the fiscal year ended December 31, 2012. The contribution was made during 2012. David R. Schools, Fleetwood S. Hassell, Sheryl G. Sharry and Hugh C. Lane, Jr., currently serve as Plan Administrators and as Trustees for the Plan. The Plan currently owns 269,234 shares or 6.06% of the Company’s Common Stock.

During the fiscal year ended December 31, 2012, the Company had no plans or arrangements pursuant to which any Executive Officer, Director or principal Shareholder received contingent remuneration or personal benefits other than the contingent remuneration and life, disability, dental and health insurance benefits. Life, disability, dental and health insurance benefits are available for all employees of the Bank who work at least 30 hours a week. Benefit programs provided to Executive Officers, Officers and employees are listed in the table below.

Benefit Plan	Executive Officers	Officers	Full Time Employees
Employee Stock Ownership Plan	x	x	x
Medical and Dental Plans	x	x	x
Life and Disability Plans	x	x	x
Stock Option Plans	x	x	x

On June 28, 2012, options for 9,000 shares were granted to 5 employees including Douglas H. Sass, Executive Vice President, who received options for 5,000 shares. On September 24, 2012, options to purchase 2,500 shares were granted to 1 employee. Options to purchase 4,000 shares were forfeited with the resignation of 3 employees during the year ended December 31, 2012.

On March 24, 2011, options for 5,000 shares were granted to 1 employee and on June 23, 2011, options for 96,000 shares were granted to 22 employees including Sheryl G. Sharry Chief Financial Officer/Executive Vice President and Fleetwood S. Hassell, President/Chief Executive Officer who each received options for 10,000 shares. Douglas H. Sass, Executive Vice President also received options on June 23, 2011 to purchase 5,000 shares. During the year ended December 31, 2011, options for 5,750 shares were forfeited with the resignation of two employees.

On September 24, 2010, options for 33,000 shares were granted under the 2010 Omnibus Stock Incentive Plan to twenty-one employees. One of the twenty-one employees resigned during 2010, forfeiting options for 750 shares. The following information with respect to the outstanding equity awards as of December 31, 2012, is presented for the named Executive Officers with additional discussion below.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (#) (e)	Option Expiration Date (f)	Number of Shares of Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Hugh C. Lane, Jr.	—	—	—	—	—	—	—	—	—
Fleetwood S. Hassell	2,200	3,300	—	$15.11	May 17, 2016	—	—	—	—
	—	10,000	—	$10.42	June 23, 2021	—	—	—	—
Sheryl G. Sharry	—	10,000	—	$10.42	June 23, 2021	—	—	—	—
Douglas H. Sass	—	5,000	—	$10.42	June 23, 2021	—	—	—	—
	—	5,000	—	$11.11	June 28, 2022	—	—	—	—

On April 14, 1998, the Shareholders of the Company approved a Stock Incentive Plan for the benefit of eligible officers and employees of the Bank and reserved a total 180,000 shares. On April 16, 1998, the Bank granted options to purchase Common Stock in the aggregate amount of 146,000 shares to 52 employees of the Bank (including officers, such Directors as were also employees and other employees) pursuant to the 1998 Omnibus Stock Incentive Plan. These grants included those to Hugh C. Lane, Jr., Sheryl G. Sharry and Fleetwood S. Hassell Executive Officers and Directors. As of July 10, 2000, all of the option holders, including the above Executive Officers, terminated their existing stock options. There was no obligation on the part of the Company or The Bank of South Carolina to issue additional or replacement options. No options were exercised in 1998, 1999 or 2000. On May 14, 2001, the Bank granted options to purchase Common Stock in the aggregate amount of 152,350 shares to 45 employees of the Bank (including officers, such Directors as are also employees and other employees) pursuant to the 1998 Omnibus Stock Incentive Plan. These grants included those to Fleetwood S. Hassell, President/Chief Executive Officer; Sheryl G. Sharry, Chief Financial Officer/Executive Vice President, Hugh C. Lane, Jr., Chairman of the Board and Douglas H. Sass, Executive Vice President. Except for those options granted to Hugh C. Lane, Jr. as described below, all of the options were granted at an exercise price of $13.50 per share. No additional options were granted during 2001. Options to purchase 9,500 shares were granted at an exercise price of $14.92 per share to 4 employees of the Bank during 2002. Options to purchase 13,500 shares with an exercise price of $14.20 per share were granted to 13 employees in 2003. Options to purchase 4,000 shares with an exercise price of $14.00 were granted to one employee in 2004. No options were exercised during 2001, 2002, 2003 or 2004. Options to purchase 32,500 shares with an exercise price of $16.62 were granted to twenty-one employees in 2006. Options to purchase 5,000 shares with an exercise price of $15.99 and options to purchase 5,000 shares with an exercise price of 15.51 were granted to two employees in 2007. During 2008, options to purchase 4,500 shares with an exercise price of $14.19 were granted to two employees. There were no options granted during 2009. The 2010 Omnibus Stock Incentive Plan was approved by the Shareholders at the 2010 Annual Meeting with 300,000 shares reserved under this Plan. There were 33,000 options granted under the 2010 Omnibus Stock Incentive Plan to 22 employees on September 14, 2010. Options to purchase 750 shares at an exercise price of $10.77 were forfeited in 2010. On March 24, 2011, options to purchase 5,000 shares were granted to 1 employee and on June 23, 2011, options to purchase 96,000 shares were granted to 22 employees under the 2010 Omnibus Stock Incentive Plan including options to purchase 10,000 shares to Fleetwood S. Hassell and Sheryl G. Sharry, and options to purchase 5,000 shares to Douglas H. Sass, Executive Officers. Options to purchase 5,750 shares at an exercise price of $10.42 were forfeited in 2011. On June 28, 2012, options for 9,000 shares were granted to 5 employees including Douglas H. Sass, Executive Vice President, who received options for 5,000 shares. On September 24, 2012, options to purchase 2,500 shares were granted to 1 employee. Options to purchase 4,000 shares were forfeited with the resignation of 3 employees during the year ended December 31, 2012.

As adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective April 29, 2005, a 25% stock dividend effective April 28, 2006, and a 10% stock dividend effective September 24, 2010, options to purchase 50,079 shares with an exercise price of $8.11 per share, options to purchase 12,477 shares with an exercise price of $8.97, options to purchase 4,990 shares with an exercise price of $8.54 per share, options to purchase 5,500 shares with an exercise price of $8.42 per share, options to purchase 16,775 shares with an exercise price of $15.11 per share and options to purchase 2,750 shares with an exercise price of $12.90, have expired.

Under the 1998 Omnibus Stock Incentive Plan no options are currently available for grant due to expiration of the Plan. There are currently outstanding (adjusted as described above) under the 1998 plan, options to purchase 7,292 shares at an option price of $8.54 per share, options to purchase 18,975 shares at an option price of $15.11 per share, options to purchase 5,500 shares at an option price of $14.54 per share, options to purchase 5,500 shares at an option price of $14.10 per share and options to purchase 2,200 shares at an option price of $12.90 per share. Options to purchase 7,292 shares at an option price of $8.54 per share, will expire if not exercised, on May 15, 2013.

Under the 2010 Omnibus Stock Incentive Plan there are currently outstanding options to purchase 26,500 shares at an option price of $10.77, options to purchased 5,000 shares at an option price of $11.67, options to purchase 96,000 shares at $10.42, options to purchase 9,000 shares at an option price of $11.11 and options to purchase 2,500 shares at 12.00 per share.

Hugh C. Lane, Jr., Chairman of the Board, was granted the option to purchase 16,500 shares of Common Stock of the Company pursuant to the Stock Incentive Plan at a price of $14.85 per share. The option was exercisable on May 14, 2006 and would have expired if not exercised on that date. On May 14, 2006 in accordance with the Stock Incentive Plan, Hugh C. Lane, Jr. exercised his option to purchase 24,956 shares at $9.82 per share. (Options and price per share were adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective April 29, 2005, and a 25% stock dividend effective April 28, 2006.)

On May 14, 2001 Sheryl G. Sharry Chief Financial Officer/Executive Vice President and Fleetwood S. Hassell, President/Chief Executive Officer were granted options to purchase 8,250 shares at a price of $13.50 per share. Douglas H. Sass, Executive Vice President was granted options to purchase 5,500 shares at a price of $13.50 per share. These options became exercisable in five 20% increments beginning May 14, 2006, with an additional 20% exercisable on and for the year following each successive anniversary. As adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective April 29, 2005, a 25% stock dividend effective April 28, 2006 Sheryl G. Sharry and Fleetwood S. Hassell both exercised all of their options to purchase 13,724 shares and Douglas H. Sass purchased 9,149 shares at 8.11 per share. Fleetwood S. Hassell was granted options to purchase 5,000 shares at a price of $16.62 per share on May 17, 2006. As adjusted for a 10% stock dividend effective September 10, 2010, Mr. Hassell currently has the option to purchase 5,500 shares at an exercise price of $15.11. In accordance with the plan 20% or options to purchase 1,100 shares became exercisable for Mr. Hassell on May 17, 2011 with an additional 20% on May 17, 2012. Mr. Hassell has not exercised his options to purchase the 2,200 shares in which he is vested. On June 23, 2011, Fleetwood S. Hassell and Sheryl G. Sharry were each granted options to purchase 10,000 shares and Douglas H. Sass was granted options for 5,000 at an exercise price of $10.42. These options will become exercisable in five 20% increments on June 23, 2016. On June 28, 2012 Mr. Sass was granted options to purchase 5,000 shares at an exercise price of $11.11 per share. These options will become exercisable in five 20% increments on June 28, 2017.

In the event of a prospective reorganization, consolidation or sale of substantially all of the assets or any other form of corporate reorganization in which the Company would not be the surviving entity or in the event of the acquisition, directly or indirectly, of the beneficial ownership of 24% of the Common Stock of the Company or the making, orally or in writing, of a tender offer for, or any request or invitation for tender of, or any advertisement making or inviting tenders of the Company stock by any person, all options in effect at that time would accelerate so that all options would become immediately exercisable and could be exercised within one year immediately following the date of acceleration but not thereafter.

In the case of termination of employment of an option holder other than involuntary termination without just cause, retirement, death or legal disability, the option holder may exercise the option only with respect to those shares of Common Stock as to which he or she has become vested. The option holder may exercise the option with respect to such shares no more than 30 days after the date of termination of employment (but in any event prior to the expiration date).

In the event that the option holder’s employment is terminated without just cause, the option shall become fully vested and fully exercisable as of the date of his or her termination without regard to the five year vesting schedule. The option holder may exercise the option following an involuntary termination without just cause until the expiration date of the option.

In the event the option holder remains in the continuous employ of the Company or any subsidiary from the date of the grant until the option holder’s retirement, the option shall become fully vested and fully exercisable as of the date of his or her retirement without regard to the five year schedule. The option holder may exercise the option following his or her retirement until the expiration date.

In the event the option holder remains in the continuous employ of the Company or a subsidiary from the date of the grant until his or her death, the option shall become fully vested and fully exercisable as of the date of death without regard to the five year vesting schedule. The person or persons entitled to exercise the option following the option holder’s death may exercise the option until the expiration date.

In the event the option holder remains in the continuous employ of the Company or any subsidiary from the date of the grant until the date of his or her legal disability, the option shall become fully vested and fully exercisable as of the date of his or her termination of employment on account of his or her legal disability without regard to the five year vesting schedule. The option holder may exercise the option following such termination of employment until the expiration date.

The 1998 and 2010 Omnibus Stock Incentive Plan provides for adjustment in the number of shares of Common Stock authorized under the Plan or granted to an employee to protect against dilution in the event of changes in the Company’s capitalization, including stock splits and dividends.
As shown below there were no options exercised by the any Executive Officers during the year ended December 31, 2012.

2012 OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Hugh C. Lane, Jr.	—	—	—	—
Fleetwood S. Hassell	—	—	—	—
Sheryl G. Sharry	—	—	—	—

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE

The Audit Committee of the Company is composed of five independent Directors and operates under a written Charter (attached as Exhibit A to the 2004 Proxy Statement). The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm.

The Board of Directors has determined that Linda J. Bradley McKee, PhD, CPA meets the qualifications of an “audit committee financial expert” in accordance with SEC rules, including meeting the relevant definition of “Independent Director’.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended
December 31, 2012

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and issuing a report theron. The Audit Committee’s responsibility is to monitor and oversee the process.

In this context, the Audit Committee has met and held discussions with management and Elliott Davis, LLC, the Company’s independent auditors in 2012. In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company and its management. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditor their audit plans, audit scope and identification of audit risks.

The Audit Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit and Finance Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited consolidated financial statements of Bank of South Carolina Corporation as of and for the year ended December 31, 2012, with management and the independent auditors.

Based on the above-mentioned review and discussion with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Bank of South Carolina Corporation’s audited consolidate financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, for the filing with the Securities and Exchange Commission. During 2012 the Committee appointed Elliott Davis, LLC as the Company’s independent auditors for the year ending December 31, 2013.

Submitted by:
Dr. Linda J. Bradley McKee, CPA, Chairman
Glen B. Haynes
Katherine M. Huger
Richard W. Hutson, Jr.
David R. Schools

PROPOSAL 4: TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS OF ELLIOTT DAVIS, LLC INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2013.

The Audit Committee of the Board has appointed Elliott Davis, LLC as Bank of South Carolina Corporation’s independent accounting firm for the year ended December 31, 2013, and that appointment is being submitted to Shareholders for ratification. The appointment of Elliott Davis, LLC as independent public accountants was approved by the Audit Committee of the Board of Directors and ratified by the Shareholders at the 2012 and 2011 Annual Shareholders Meetings. At the 2013 Annual Shareholders’ Meeting the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:

RESOLVED, that the selection of Elliott Davis, LLC as the independent certified public accountants of Bank of South Carolina Corporation (the “Company”) and its sole subsidiary, The Bank of South Carolina (the “Bank”), for the fiscal year ending December 31, 2013, is hereby ratified.

If ratification is not achieved, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors. Even if selection is ratified, the Board of Directors reserves the right to, and in its discretion may, direct the appointment of any other independent certified public accounting firm at any time if the Board decides that such a change would be in the best interests of the Company and its Shareholders.

Independent Registered Public Accounting Firm

Auditing and Related Fees

The services provided by Elliott Davis, LLC include the examination and reporting of the financial status of the Company and the Bank. These services have been furnished at customary rates and terms. There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

Elliott Davis, LLC assisted in the preparation of the Company’s and Bank’s tax returns for the fiscal year ending December 31, 2012 and 2011. These non-audit services were routine in nature and did not compose more than 25% of the total fees paid to Elliott Davis, LLC in 2012 or 2011.

A representative of Elliott Davis, LLC is expected to attend the Annual Shareholders’ Meeting with the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions.

Before the independent certified public accountants of the Company and the Bank are engaged to render non-audit services for the Company or the Bank, each engagement is approved by the Audit Committee. All of the audit and tax services provided by Elliott Davis, LLC for the fiscal year ending December 31, 2012 and 2011 were preapproved by the Audit Committee.

	2012	2011
Audit Fees	$76,500	$81,000
Audit related fees	250	2,250
Total audit and related fees	76,750	83,250
Tax Fees	10,025	9,275
Total Fees	$86,775	$92,525

The Board of Directors recommends that Shareholder vote “FOR” the ratification of the appointment of Elliott Davis, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2013.

PROPOSAL 5: TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Management is not aware of any matters to come before the meeting that will require the vote of Shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement.

However, if any other matter calling for Shareholder action should properly come before the meeting or any adjournments thereof, those persons named as Proxies in the enclosed Proxy Form will vote thereon according to their best judgment.

PENDING LITIGATION

On February 3, 2012 the Company was served with pleadings with respect to a South Carolina State Supreme Court Case for the “unauthorized practice of the law” arising from the modifications of real estate loans. The South Carolina State Supreme Court heard this case on June 19, 2012 and expects to render a decision in the near future. At this time it is impossible to predict the outcome/results of a final order.

In the Opinion of Management, there are no other legal proceedings pending other than routine litigation incidental to its business involving amounts which are not material to the financial condition of the Company or the Bank.

ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission on Form 10-K, is mailed herewith to all Shareholders.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL SHAREHOLDERS’ MEETING

Shareholder proposals, if any, for inclusion in the Proxy Statement relating to the 2014 Annual Shareholders’ meeting, must be addressed to and received in the office of the President no later than December 2, 2013. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested.

By Order of the Board of Directors

/s/ Richard W. Hutson, Jr.
Richard W. Hutson, Jr., Secretary

February 28, 2013

BANK OF SOUTH CAROLINA CORPORATION 256 MEETING STREET  CHARLESTON, SC 29401 VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M52416-P33263 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY  BANK OF SOUTH CAROLINA CORPORATION For Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends a vote FOR All All Except number(s) of the nominee(s) on the line below.  the following: 1TO ELECT 19 DIRECTORS: To hold office until the next annual meeting. (Shareholders may vote for or withhold their vote from all nominees as a group or vote for or withhold their vote from the individual nominees.) 01)  David W. Bunch 11)  Louise J. Maybank The Board of Directors recommends you vote FOR theFor Against Abstain 02)  Graham M. Eubank, Jr.  12) Dr. Linda J. Bradley McKee, CPA following proposal: 03) Elizabeth M. Hagood 13) Alan I. Nussbaum, MD  04) Fleetwood S. Hassell14) Edmund Rhett, Jr., MD4. To ratify the appointment by the Audit Committee of 05) Glen B. Haynes, DVM15) Malcolm M. Rhodes, MD the Company’s Board of Directors of Elliott Davis, LLC, as  06) William L. Hiott, Jr. 16) Douglas H. Sass independent certified public accounting firm for the year 07) Katherine M. Huger 17)  David R. Schools ended December 31, 2013; 08) Richard W. Hutson, Jr. 18)  Sheryl G. Sharry  09) Charles G. Lane 19) Steve D. Swanson5. To transact such other business as may properly come 10) Hugh C. Lane, Jr. before the meeting. The Board of Directors recommends you vote FOR For Against The undersigned hereby acknowledges receipt of the Company’s for the following proposal: 2012 Annual Report on Form 10-K as filed with the Securities   2. To provide advisory approval of the compensationand Exchange Commission and the accompanying Notice of of the named Executive Officers (say on pay).     Meeting and Proxy Statement and hereby revokes any Proxy or Proxies heretofore given. The Board of Directors recommends you vote for 1 Year 2 Years 3 Years Abstain 3. Years on the following proposal:  3. To provide advisory approval for the frequency ! ! ! ! of the vote on compensation of the named  Executive Officers (say on frequency). For address changes and/or comments, please check this box and write them on the back where indicated. !   Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc., must so indicate when signing. If shares are held jointly, both owners should sign.    Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
VOTE BY INTERNET - www.proxyvote.com BANK OF SOUTH CAROLINA CORPORATION 256 MEETING STREET CHARLESTON, SC 29401 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com and also at www.banksc.com    M52417-P33263    BANK OF SOUTH CAROLINA CORPORATION  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  ANNUAL MEETING OF SHAREHOLDERS  KNOW ALL PERSONS BY THESE PRESENTS THAT I, the undersigned Shareholder of Bank of South Carolina Corporation (the “Company”) do hereby appoint Edmund Rhett, Jr., MD, David R. Schools and Louise J. Maybank, (no officer or employee of the Company or any subsidiary may be appointed), or any one of them, with full power to act alone, my true and lawful attorney(s) with full power of substitution, to vote on behalf of the undersigned all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Bank of South Carolina, 256 Meeting Street, Charleston, South Carolina on Tuesday, April 9, 2013, at 2:00 p.m., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon the matters stated on the reverse side.  Each properly executed Proxy will be voted in accordance with specifications made hereon. If no specification is made, the shares represented by this Proxy will be voted “FOR ALL” Item 1, FOR Item 2, 3 YEARS Item 3 and FOR item 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote. If no specification is made, the shares represented by this Proxy will be voted “FOR” proposals 1 and 2.  Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc., must so indicate when signing. If shares are held jointly, both owners should sign.  Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUE AND SIGN ON THE REVERSE SIDE